Exhibit 10.1

FIRST AMENDMENT TO
POINTE O'HARE LEASE

THIS FIRST AMENDMENT TO POINTE O'HARE OFFICE LEASE ("First Amendment") is made as of the day of May, 2003, by and between ORIX O'HARE II, INC., an Illinois corporation ("Landlord") and COLE TAYLOR BANK, an Illinois corporation ("Tenant").

RECITALS:

WHEREAS, Landlord and Tenant have entered into that certain office lease dated as of March 5, 2003 for office space located in the Pointe O'Hare Development; and

WHEREAS, pursuant to the terms of Section 32.02 of the Lease, Tenant has the right to elect to increase the size of the Premises; and

WHEREAS, Tenant has elected to lease a portion of the ninth (9th) floor of the Building; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect the addition of a portion of the ninth floor to the Premises and to modify certain other terms of the Lease as specifically set forth herein; and

WHEREAS, pursuant to the terms of Section 32.01 of the Lease, the parties contemplated utilizing an add-on factor to convert usable to rentable square footage applicable to the First Additional Premises (as hereinafter defined) of 1.1476 ("Original Add-on Factor"). As a result of the configuration of the First Additional Premises, the actual add-on factor to convert usable to rentable square footage applicable to the First Additional Premises is 1.1508 ("Revised Add-on Factor"). Landlord and Tenant have agreed that the rentable square footage of the First Additional Premises reflect the Revised Add-on Factor. Notwithstanding the foregoing agreement as to calculation of the rentable square footage of the First Additional Premises, Landlord and Tenant have agreed the economics of the First Additional Premises shall be determined upon the basis of the Original Add-on Factor.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. All undefined terms used herein shall have the meanings ascribed thereto in the Lease.

2. Premises.

a. Section 1.01 of the Lease is hereby modified by adding the following to the end of the Section:

"("Initial Premises") and 5,658 rentable square feet of the ninth (9th) floor of the Building, as outlined on Exhibit C, Page 5 of 5 attached hereto ("First Additional Premises")."

    Exhibit C, Page 5 of 5 is attached to this Amendment.

    All references to Page "______" of 4 on Exhibit C are hereby modified to be Page "_____" of 5.

    All references to the Premises in the Lease shall mean the Initial Premises and First Additional Premises, taken together.

3.. Base Rent. In addition to the BASE RENT SCHEDULE set forth in Section 3.02 of the Lease applicable to the Initial Premises, and notwithstanding the terms of Section 32.04 hereof, Section 3.02 of the lease is hereby amended by adding the following BASE RENT SCHEDULE applicable to the Additional Premises and the following combined Base Rent Schedule applicable to the Initial Premises and the Additional Premises Combined:

ADDITIONAL PREMISES BASE RENT SCHEDULE
Months	SF	RSF	Annual Base Rent	Monthly Base Rent
0-12	5,658	0	0	0
13-24	5,658	15.955	$90,272	$7,523
25-36	5,658	16.434	92,984	7,749
37-48	5,658	16.927	95,773	7,981
49-60	5,658	17.435	98,647	8,221
61-72	5,658	17.958	101,606	8,467
73-84	5,658	18.497	104,6560	8,721
85-96	5,658	19.052	107,796	8,983
97-108	5,658	19.624	111,033	9,253
109-120	5,658	20.213	114,365	9,530
121-132	5,658	20.819	117,794	9,816

COMBINED BASE RENT SCHEDULE
APPLICABLE TO INITIAL PREMISES
AND ADDITIONAL PREMISES

Months	SF	Annual Base Rent	Monthly Base Rent

0-6	108,174	0	0
7-12	108,174	$640,725	$53,394
13-18	108,174	730,997	60,916
19-24	108,174	750,475	62,540
25-30	108,174	753,187	62,765
31-36	108,174	772,665	64,389
37-42	108,174	775,454	64,621
43-48	108,174	795,957	66,330
49-54	108,174	798,831	66,569
55-60	108,174	1,955,212	162,934
61-66	108,174	1,958,171	163,181
67-72	108,174	2,013,529	167,794
73-78	108,174	2,016,579	168,048
79-84	108,174	2,073,988	172,832
85-90	108,174	2,077,128	173,094
91-96	108,174	2,136,588	178,049
97-102	108,174	2,139,825	178,319
103-108	108,174	2,200,309	183,359
109-114	108,174	2,203,641	183,637
115-120	108,174	2,266,176	188,848
121-126	108,174	2,269,605	189,134
127-132	108,174	2,334,190	194,516

4. Rentable Area of the Premises. The reference to One Hundred Two Thousand Five Hundred Sixteen (102,516) set forth in Section 4.02(h) of the Lease is hereby deleted and One Hundred Eight Thousand One Hundred Seventy Four (108,174) is hereby substituted therefore. Notwithstanding the terms of Section 32.01 of the Lease, which Section contemplated application of the Original Add-on Factor in determining the rentable square footage of the First Additional Premises, Landlord and Tenant hereby agrees to utilize the Revised Add-on Factor in determining the rentable square footage of the First Additional Premises, which rentable square footage is 5,658.

5. Tenant's Proportionate Share. Notwithstanding the terms of Section 32.04 of the Lease, the reference to thirty-eight and 98/100 percent (38.98%) set forth in Section 4.02(j) of the Lease is hereby deleted and forty one and 13/100 percent (41.13%) is hereby substituted therefore. Landlord and Tenant acknowledge, pursuant to agreement of the parties, the foregoing calculation as to Tenant's Proportionate Share is calculated upon the basis of the First Additional Premises containing a deemed 5,642 rentable square feet (which is calculated using the Original Add-on Factor in lieu of the 5,658 rentable square feet comprising the First Additional Premises, which usage of a lesser rentable square footage is by agreement of Landlord and Tenant and is used solely for purpose of calculation of Tenant's Proportionate Share and Tenant's Proportionate Share shall, throughout the Term, be calculated as aforesaid.

6. Tenant Improvement Allowance.

    Notwithstanding the terms of Section 32.05 of the Lease, the reference to Four Million Nine Hundred Twenty Thousand Seven Hundred Sixty-Eight Dollars ($4,920,768) set forth in Paragraph 6(a) of the Work Letter is hereby deleted and Five Million One Hundred Ninety One Thousand Five Hundred Eighty Four Dollars ($5,191,584) is hereby substituted therefore.

    The reference to 102,516 set forth in Paragraph 6(a) of the Work Letter is hereby deleted and, notwithstanding the terms of Paragraph 4 above, Landlord and Tenant agree, solely for the purpose of calculation of the Allowance, 108,158 is hereby substituted therefore.

7. Moving Allowance. Notwithstanding the terms of Section 32.05 of the Lease, the reference to Two Hundred Five Thousand Thirty-Two Dollars ($205,032) set forth in Paragraph 6(b) of the Work Letter is hereby deleted and Two Hundred Sixteen Thousand Three Hundred Sixteen Dollars ($216,316) is hereby substituted therefore. Landlord and Tenant acknowledge, pursuant to agreement of the parties, the foregoing calculation of the Moving Allowance was, solely for purpose of calculation of the Moving Allowance, based upon a deemed 5,642 rentable square feet applicable to the First Additional Premises.

8. Additional Shared Riser Space. Pursuant to the terms of Section 32.05 of the Lease, Landlord hereby grants to Tenant a non-exclusive right to use of a shared riser serving the Additional Premises.

9. Reaffirmation of Lease. Except as herein specifically provided, the terms, conditions and provisions of the Lease are hereby reaffirmed and incorporated herein by reference and shall, except as specifically hereby modified, in all respects remain in full force and effect. Any references in the Lease and this First Amendment to the Lease shall mean the Lease, as amended by the First Amendment.

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IN WITNESS WHEREOF, the First Amendment is executed by the undersigned as of the date first above written.

ORIX O'HARE II, INC., an Illinois COLE TAYLOR BANK, an Illinois

Corporation banking corporation

By: /s/ James H. Purinton By: /s/ Bruce Taylor

Name: James H. Purinton Name: Bruce Taylor

Title: President Title: President

The following Exhibits to the First Amendment to Pointe O'Hare Office Lease have been omitted.

The Company agrees to supplementally furnish these Exhibits to the Securities and Exchange Commission upon request.

Exhibit C - First Additional Premises